QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2005

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-14829	84-0178360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1555 Notre Dame Street East Montréal, Québec, Canada, H2L 2R5	1225 17th Street, Suite 3200 Denver, Colorado 80202
(Address of Principal Executive Offices, including Zip Code)

(303) 277-6661 (Colorado)
(514) 521-1786 (Québec)
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

Purchase Agreements

        On September 15, 2005, Molson Coors Capital Finance ULC (the "Issuer"), an indirect wholly-owned subsidiary of Molson Coors Brewing Company (the "Company"), Coors Brewing Company, Coors Distributing Company, Coors International Market Development, L.L.L.P., Coors Worldwide, Inc., Coors Global Properties, Inc., Coors Intercontinental, Inc., and Coors Brewing Company International, Inc. (the "Subsidiary Guarantors"), entered into, and on September 22, 2005 consummated the transactions contemplated by, Purchase Agreements with certain financial institutions (the "Purchasers"). Pursuant to the Purchase Agreements, the Issuer agreed to sell and the Purchasers agreed to purchase U.S.$300,000,000 in aggregate principal amount of 4.85% Notes due 2010 (the "U.S. Notes") and Cdn.$900,000,000 in aggregate principal amount of 5.00% Notes due 2015 (the "Canadian Notes" and together with the U.S. Notes, the "Notes"). The Purchase Agreements contained certain customary representations and warranties.

Indenture

        The Notes were issued by the Issuer pursuant to an indenture, dated as of September 22, 2005 (the "Indenture"), among the Issuer, the Company, the Subsidiary Guarantors, and The Canada Trust Company and TD Banknorth, National Association (the "Trustee"), as co-trustees, as supplemented by Supplemental Indenture No. 1 and No. 2 thereto each dated the date thereof. Pursuant to the terms of the Indenture, the Notes are senior unsecured debt of the Issuer with right to payment under the Notes equal in right of payment with any of Issuer's current senior indebtedness. The U.S. Notes bear interest at an annual rate of 4.85%, which will be payable on March 22 and September 22 of each year (to holders of record on the immediately precedent March 1 and September 1 of each year), commencing on March 22, 2006. The Canadian Notes bear interest at an annual rate of 5.00%, which will be payable on March 22 and September 22 of each year (to holders of record on the immediately precedent March 1 and September 1 of each year), commencing on March 22, 2006.

        The Indenture provides that the Issuer may redeem the Notes at its option in whole or in part at any time at the Issuer's option, at the redemption prices set forth in the Indenture. The Indenture contains covenants which, subject to certain exceptions, restrict the ability of the Issuer, the Company and its subsidiaries to, among other things, incur secured indebtedness and enter into certain sale/leaseback transactions. The Indenture contains customary events of default.

Registration Agreements

        In connection with the issuance of the Notes, on September 22, 2005, the Issuer, the Company and the Subsidiary Guarantors entered into a U.S. Registration Rights Agreement and a Canadian Exchange Offer Agreement (together, the "Registration Agreements") with the Purchasers for the benefit of holders of the Notes. Pursuant to the Registration Rights Agreement, among other things, the Company agreed that it will, at its cost, (i) by the 120th day after the closing of the offering of the Notes, file a registration statement with the Securities and Exchange Commission ("SEC") with respect to a registered offer to exchange the Notes for exchange notes (the "Exchange Notes"), which will have terms substantially identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions and interest rate increases) and (ii) by the 180th day after the closing of the offering of the Notes, use its best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act of 1933, as amended (the "Securities Act"). The Company agreed to keep the exchange offer open for not less than 40 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the Notes.

        In addition, the Company agreed that, in the event that applicable interpretations of the staff of the SEC do not permit the Company to effect such an exchange offer, or if for any other reason the exchange offer is not consummated by the 220th day after the closing of the offering of the Notes, it will, at its cost, (a) as promptly as practicable, file a shelf registration statement covering resales of the Notes, (b) use its reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act and (c) use its reasonable best efforts to keep effective the shelf registration statement until two years after its effective date.

        The Company also agreed that, if by the 120th day following the closing of the offering of the Notes, a registration statement has not been filed with the SEC with respect to the exchange offer or the resale of the Notes, the rate per annum at which the Notes bear interest will increase by 0.25% from and including such date, until but excluding the earlier of (i) the date such registration statement is filed and (ii) the 220th day after the closing of the offering of the Notes; and if by the 220th day after the closing of the offering of the Notes, neither (i) the exchange offer is consummated nor (ii) the shelf registration statement is declared effective, the rate per annum at which the Notes bear interest will increase by 0.25% from and including such date, until but excluding the earlier of (i) the consummation of the exchange offer and (ii) the effective date of a shelf registration statement.

        Pursuant to the Exchange Offer Agreement, the Company agreed to virtually identical provisions under Canadian law with respect to the Canadian Notes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

        The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY
Date: September 28, 2005	By:	/s/ ANNITA M. MENOGAN Name: Annita M. Menogan Title: Deputy General Counsel and Vice President

QuickLinks

  Item 1.01 Entry into Material Definitive Agreement.
  Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURES